UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2012 (September 12, 2012)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Election of Directors
On September 12, 2012, the Board of Directors of DSW Inc. (the “Company”), acting pursuant to authority granted in Section 2.02(C) of the Company's Code of Regulations, and based on the recommendation of the Nominating and Corporate Governance Committee, appointed James O'Donnell as a new director to fill a vacancy on the Board. The initial term for the new director will expire at the 2015 Annual Meeting of Shareholders, but it is expected that Mr. O'Donnell will stand for election at the 2013 annual meeting of shareholders. Mr. O'Donnell has been appointed to the Technology Committee of the Board. The following is a description of Mr. O'Donnell's background:
James O'Donnell, age 72, will serve as a Class II Director of DSW Inc. Mr. O'Donnell was the Chief Executive Officer of American Eagle Outfitters Inc., a clothing and accessories retailer based in Pittsburgh, Pennsylvania, from 2002 through 2011. He also served as the company's Chief Operating Officer and was a member of the Board of Directors since November of 2000. Prior to his time at American Eagle Outfitters, Mr. O'Donnell held senior executive positions at public and private companies including Lyte, Inc., a retail technology services company, Colmen Capital Advisors, Inc., Computer Aided Systems, Inc., and The Gap, Inc. He was a member of the Board of Directors of The Gap from 1987 to 1992. Today, Mr. O'Donnell is a strategic adviser for American Eagle Outfitters and also serves on the Villanova Board of Trustees.
There are no arrangements or understandings between the new director and any other persons pursuant to which each person was appointed as a director.
The Company has entered into its standard form of Indemnification Agreement for the new director. A copy of the form of Indemnification Agreement is furnished as Exhibit 10 hereto and incorporated into this item by reference.
The press release announcing the appointment of the director to the Company's Board of Directors is furnished as Exhibit 99 and incorporated into this item by reference.
ITEM 8.01 Other Events
Special Dividend

On September 12, 2012 the Company announced that its Board of Directors declared a special dividend of two dollars ($2.00) per share totaling approximately $91 million. The special dividend will be paid on October 26, 2012 to shareholders of record at the close of business on October 16, 2012.

Judgment Related to Insurance Recovery for Data Theft

As previously reported, on March 8, 2005, DSW announced that it had learned of the theft of credit card and other information from a portion of DSW's customers. DSW incurred a loss of approximately $6.0 million relating to this incident. DSW filed a claim for coverage with its insurance carrier, which the insurance carrier denied. DSW brought suit and won a ruling that coverage applied and was awarded $6.8 million in damages. The insurance company appealed that decision. On August 23, 2012, the Sixth Circuit Court of Appeals affirmed the award for damages. On September 11, 2012, the insurance carrier paid DSW approximately $7.2 million, which represents the damages plus accrued interest.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10
Form of Indemnification Agreement between DSW Inc. and its officers and directors (previously filed as Exhibit 10.44 to Amendment No. 4 to the Company's Registration Statement on Form S-1 (Registration No. 333-123289) filed with the Securities and Exchange Commission on June 27, 2005, and incorporated herein by reference).

99.1	Press Release dated September 12, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DSW Inc.
By: /s/ William Jordan
William Jordan
Executive Vice President and General Counsel

Date: September 12 , 2012